UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported, on Friday, April 29, 2016, another helicopter company’s Airbus Helicopters EC225LP (also known as a H225) model helicopter crashed near Turøy outside of Bergen, Norway. The aircraft was carrying eleven passengers and two crew members at the time of the accident. Thirteen fatalities were reported. The cause of the accident is not yet known and is under investigation by authorities in Norway.

Prior to the accident, Bristow Group Inc. (the “Company”) operated a total of twenty-seven H225 model aircraft (with sixteen owned and eleven leased) worldwide as follows:

•	Five H225 model aircraft registered in Norway;

•	Thirteen H225 model aircraft registered in the United Kingdom; and

•	Nine H225 model aircraft registered in Australia.

On June 2, 2016, the European Aviation Safety Agency (EASA) issued an emergency airworthiness directive, which was subsequently amended on June 3, 2016 and June 9, 2016 (collectively, the “June EASA Airworthiness Directive”), prohibiting flight of Airbus Helicopters EC225LP and AS332L2 model aircraft. The June EASA Airworthiness Directive by its terms did not apply to military, customs, police, search and rescue, firefighting, coastguard or similar activities or services as those types of services are governed by the member states of EASA directly.

On October 7, 2016, EASA issued a new airworthiness directive effective October 13, 2016 which expressly supersedes the June Airworthiness Directive and details the mandatory actions necessary to permit a return to service of the Airbus Helicopters EC225LP and AS332L2 model aircraft (the “October EASA Airworthiness Directive”). In response to the October EASA Airworthiness Directive, the UK Civil Aviation Authority (UK CAA) immediately issued a statement (the “UK CAA Statement”) confirming that its existing restriction that was evidenced through its safety directive issued in June 2016, prohibiting all commercial flying of these model aircraft, remains in effect until further notice. The safety directive issued in June 2016 by the Norway Civil Aviation Agency (NCAA) prohibiting commercial operation of the EC225LP and AS332L2 model aircraft in Norway remains in effect as well. The UK CAA Statement also stated that the UK CAA and NCAA are awaiting further information from the accident investigation before considering any future action.

In light of the October EASA Airworthiness Directive and UK CAA Statement, the Company is working with local regulators, Airbus, HeliOffshore and its clients, to carefully evaluate its next steps for the H225 model aircraft in both its oil and gas and search and rescue (SAR) operations in Norway, the United Kingdom and Australia. The Company does not currently have any AS332L2 model aircraft in its fleet. Until the Company is confident that the H225 model aircraft can be operated safely, the Company will continue to suspend all operation of its H225 model aircraft, including for SAR and training.

Specifically, the Company will continue not to operate for commercial purposes its sole H225 model aircraft in Norway, its thirteen H225 model aircraft in the United Kingdom or its six H225 model aircraft in Australia, or for search and rescue purposes, including training and missions, any of its other four H225 model aircraft in Norway or its other three H225 model aircraft in Australia.

The Company’s other aircraft, including search and rescue, continue to operate globally.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: October 7, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal and Support Officer and Corporate Secretary